EXHIBIT 32.1

CERTIFICATIONS

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Allan Oberman, Chief Executive Officer of Sagent Pharmaceuticals, Inc. (“Sagent”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Sagent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Sagent’s Quarterly Report on Form 10-Q fairly presents in all material respects Sagent’s financial condition and results of operations.

/s/ Allan Oberman
Allan Oberman
Chief Executive Officer (principal executive officer)
November 3, 2015

I, Jonathon M. Singer, Chief Financial Officer of Sagent Pharmaceuticals, Inc. (“Sagent”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that Sagent’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in Sagent’s Quarterly Report on Form 10-Q fairly presents in all material respects Sagent’s financial condition and results of operations.

/s/ Jonathon M. Singer
Jonathon M. Singer
Executive Vice President and Chief Financial Officer
(principal financial officer)
November 3, 2015

A signed original of these written statements required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Sagent Pharmaceuticals, Inc. and will be retained by Sagent Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.